UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

March 19, 2004
Date of Report (date of earliest event reported)

HOST AMERICA CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Colorado	0-16196	06-1168423
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two Broadway
Hamden, Connecticut 06518
(Address of Principal Executive Offices
Including Zip Code)

(203) 248-4100
(Registrant’s telephone number,
Including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 1.	Changes in Control of Registrant

N/A

Item 2.	Acquisition or Disposition of Assets

On March 19, 2004, Host America Corporation (“Host”) acquired certain assets of Advanced Refrigeration Controls, Inc., (“ARC”) pursuant to the terms and conditions of an Asset Purchase Agreement (the “Agreement”) dated and effective March 19, 2004.  As a result of the acquisition, Host acquired certain assets of ARC, including two United States Patents and inventory related to a device known as the Fan Saver, in consideration for cash and the issuance of 50,000 shares of Host restricted common stock.

The Agreement contained numerous representations, warranties and covenants by the parties, including execution of a Patent Assignment from ARC to Host.  A complete description of all representations, warranties and covenants is set forth in the Agreement included as an Exhibit to this Report.

Concurrent with the Agreement, Host and Allan Schrum, the Vice President of ARC, entered into a Consulting Agreement pursuant to which Mr. Schrum will be available to provide consulting services through March 19, 2006 in connection with the Fan Saver.  The Consulting Agreement is also included as an Exhibit to this Report.

Item 3.	Bankruptcy or Receivership

N/A

Item 4.	Changes in Registrant’s Certifying Accountants

N/A

Item 5.	Other Events

N/A

Item 6.	Resignations of Registrant’s Directors

N/A

Item 7.	Financial Statements and Exhibits

	(a)	Financial Statements of Business Acquired. Any required financial statements of the business acquired will be filed by amendment to this Current Report within 60 days after the date hereof.

	(b)	Pro Forma Financial Information. Any required pro forma information will be filed by amendment to this Current Report within 60 days after the date hereof.

(c) Exhibits

	10.58	Asset Purchase Agreement between Host America Corporation and Advanced Refrigeration Controls, Inc. dated March 19, 2004.
	10.59	Consulting Agreement between Host America Corporation and Allan E. Schrum dated March 19, 2004.

Item 8.	Change in Fiscal Year

N/A

Item 9.	Regulation FD Disclosure

N/A

Item 10.	Amendments/Waivers to the Registrant’s Code of Ethics

N/A

Item 11.	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

N/A

Item 12.	Results of Operations and Financial Conditions

N/A

SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST AMERICA CORPORATION

Dated: March 31, 2004	By: /s/ Geoffrey Ramsey
Geoffrey Ramsey
Chief Executive Officer